UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

LAYA WORLD GROUP, INC.

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Laya World Group, Inc.

1015 SW 44th Avenue

Coral Gables, Florida 33134

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything.  This Information Statement is being provided to you solely for your information.

The date of this Information Statement is February 19, 2008 and is first being mailed on or about February 19, 2008.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered shareholders of Laya World Group, Inc. a Delaware corporation (the “Company”) in connection with the consent of the Board of Directors of the Company (the “Board”) and written consent by the holder of the majority of the voting power of the Company’s capital stock (the “Majority Shareholder”), to amend the Company’s certificate of incorporation (the “Certificate”) in order to change the Company’s name to Ghost Technology, Inc.  Of the 55,766,799 total votes, the Majority Shareholder holds approximately 50,145,000 votes or 90% of the outstanding voting power, executed a written consent to amend the Company’s Certificate to change our corporate name.

Record Date

The close of business on January 16, 2008 has been fixed as the record date for the determination of shareholders entitled to receive this information.

Purpose and Effect of the Name Change

This amendment was made pursuant to an agreement, previously reported on a Form 8-K, whereby the purchaser of control of the Company has requested a change of the Company’s name.  The voting and other rights that accompany the Company’s capital stock will not be affected by the change in the Company’s name.

Voting Required

In accordance with Section 242 of the Delaware General Corporate Law, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding stock entitled to vote is required.  On January 16, 2008, the Board adopted this resolution and the approval was obtained through the written consent of our Majority Shareholder.  Therefore, a special meeting of the shareholders to approve the name change and the amendment to the Certificate is unnecessary.  If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding stock would also be required.

Effective Date

The approval by the Board and Majority Shareholder will not become effective until 20 calendar days from the date of mailing of this Information Statement to our shareholders. Upon the expiration of 20 days, we intend to file an amendment to our Certificate reflecting such action. A copy of the amendment to our Certificate is attached as Exhibit A.

No Dissenters’ Right of Appraisal

Neither Delaware law nor our Certificate provides our shareholders with dissenters’ rights in connection with the amendment to our Certificate.  This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Certificate, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

The only person who has any substantial interest in the proposed name change is Mr. Montesel, who has entered into and partially performed an agreement to purchase control of the Company previously reported on a Form 8-K.

Beneficial Ownership

The following table lists the beneficial stock ownership of our directors and executive officers as of January 16, 2008.

	Shares	Percentage
Victor Minca (1)(2)(3)	50,145,384	89.9%
John J. McAuliffe (1)(4)	167,692	*

———————

*

Less then 1%.

(1)

An executive officer and director.

(2)

Mr. Minca controls a company which owns all of the outstanding 2,000 shares of Preferred A stock entitling it to 25,000 votes for each share of preferred stock.

(3)

Address is 1015 SW 44th Avenue, Coral Gables, FL 33134.

(4)

Address is 5240 Maxon Terrace, Sanford, FL 32771.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ VICTOR MINCA
Victor Minca Chief Executive Officer and Secretary

Date:  February 19, 2008

Exhibit A

CERTIFICATE OF CORRECTION AND AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

LAYA WORLD GROUP, INC.

Laya World Group, Inc., a Delaware corporation (the “Company”), certifies that:

1.

The name of the Company was I.A. Europe Group, Inc.

2.

A Certificate of Amendment was filed with the Secretary of State of Delaware on September 1, 2006, amending Section 1 of the Certificate of Incorporation to change the name from I.A. Europe Group, Inc. to Laya World Group, Inc.  This Certificate of Amendment requires correction as permitted by Section 103 of the Delaware General Corporation Law.

3.

The inaccuracy or defect of the Certificate of Amendment is:

Although required by Section 228 of the Delaware General Corporation Law, no notice was given to the shareholders of the Company who did not consent to the purported amendment of the Certificate of Incorporation which amendment was adopted by the Board of Directors of the Company and by the consent of a majority of the voting power of outstanding capital stock.  Because prompt notice to shareholders who did not consent is required for action taken by consent of the shareholders when such consent is not unanimous and no notice was even given, the Certificate of Amendment was not authorized and is therefore null and void.

4.

Section 1 of the Certificate of Incorporation is amended to read as follows:

1.  The name of the corporation is Ghost Technology Inc. (the “Company”).

5.

In accordance with Section 242 of the Delaware General Corporation Law, the proposed amendment to Section 1 of the Certificate of Incorporation has been approved by the unanimous consent of the Board of Directors and by holders of a majority of the voting power of outstanding capital stock.  Prompt notice has been given as provided by Section 228 of the Delaware General Corporation Law to all shareholders who did not consent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction and Amendment to the Certificate of Incorporation as of the ___ day of ______, 2008.

LAYA WORLD GROUP, INC.

By:
Victor Minca, Chief Executive Officer and Secretary